UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Monmouth Real Estate Investment Corporation
(Exact name of registrant as specified in its charter)

Maryland	22-1897375
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Juniper Business Plaza 3499 Route 9 North Suite 3C Freehold, New Jersey	07728
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Series B Cumulative Redeemable Preferred Stock, $0.01 par value per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-181172

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.

Item1. Description of Registrant's Securities to be Registered.

Monmouth Real Estate Investment Corporation (the “Registrant”) hereby incorporates the description of its Series B Cumulative Redeemable Preferred Stock, $0.01 par value per share (the “Series B Preferred Stock”), to be registered hereunder set forth under the captions “Description of the Series B Preferred Stock,” “Description of Stock” and “Certain Provisions of the Maryland General Corporation Law and of Our Charter and Bylaws” in the Registrant’s prospectus forming a part of its Registration Statement on Form S-11 (Registration No. 333-181172), originally filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on May 4, 2012 as thereafter amended and supplemented. The Series B Preferred Stock is expected to be listed on the New York Stock Exchange.

Item2. Exhibits.

Exhibit	Description
Number

3.1	Articles of Incorporation of the Registrant (filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form S-3, filed on September 1, 2009 (File No. 333-161668) and incorporated herein by reference).

3.2	Articles Supplementary, dated December 1, 2006 (incorporated by reference to Exhibit 3.3 to the Form 8-A12B filed by the Registrant with the Securities and Exchange Commission on December 1, 2006).

3.3	Articles Supplementary, dated October 12, 2010 (incorporated by reference to Exhibit 3.1 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on October 12, 2010).

3.4	Articles of Amendment to the Articles of Incorporation of the Registrant (filed as an Exhibit to the Registrant’s Current Report on Form 8-K, filed on January 27, 2012 and incorporated herein by reference).

3.5	Form of Articles Supplementary designating the rights and preferences of the Series B Preferred Stock (incorporated by reference to Exhibit 3.1 filed with the Registrant’s Amendment No. 1 to the Registration Statement on Form S-11 (Registration No. 333-181172) on May 29, 2012).

3.6	Bylaws of the Registrant, as amended (filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-3, filed on September 1, 2009 (File No. 333-161668) and incorporated herein by reference).

4.1	Specimen certificate of common stock of Monmouth Real Estate Investment Corporation (incorporated by reference to Exhibit 4.1 to the Form S-3 filed by the Registrant with the Securities and Exchange Commission on September 1, 2009).

4.2	Specimen certificate representing the Series A Preferred Stock of Monmouth Real Estate Investment Corporation. (incorporated by reference to Exhibit 4.1 to the Form 8-A12B filed by the Registrant with the Securities and Exchange Commission on December 1, 2006).

4.3	Form of certificate for the Series B Preferred Stock (incorporated by reference to Exhibit 4.3 filed with the Registrant’s Amendment No. 1 to the Registration Statement on Form S-11 (Registration No. 333-181172) on May 29, 2012).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant)	MONMOUTH REAL ESTATE INVESTMENT CORPORATION
Date	May 30, 2012
By:	/s/ Anna T. Chew
Name: Anna T. Chew Title: Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
Number

3.1	Articles of Incorporation of the Registrant (filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form S-3, filed on September 1, 2009 (File No. 333-161668) and incorporated herein by reference).

3.2	Articles Supplementary, dated December 1, 2006 (incorporated by reference to Exhibit 3.3 to the Form 8-A12B filed by the Registrant with the Securities and Exchange Commission on December 1, 2006).

3.3	Articles Supplementary, dated October 12, 2010 (incorporated by reference to Exhibit 3.1 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on October 12, 2010).

3.4	Articles of Amendment to the Articles of Incorporation of the Registrant (filed as an Exhibit to the Registrant’s Current Report on Form 8-K, filed on January 27, 2012 and incorporated herein by reference).

3.5	Form of Articles Supplementary designating the rights and preferences of the Series B Preferred Stock (incorporated by reference to Exhibit 3.1 filed with the Registrant’s Amendment No. 1 to the Registration Statement on Form S-11 (Registration No. 333-181172) on May 29, 2012).

3.6	Bylaws of the Registrant, as amended (filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-3, filed on September 1, 2009 (File No. 333-161668) and incorporated herein by reference).

4.1	Specimen certificate of common stock of Monmouth Real Estate Investment Corporation (incorporated by reference to Exhibit 4.1 to the Form S-3 filed by the Registrant with the Securities and Exchange Commission on September 1, 2009).

4.2	Specimen certificate representing the Series A Preferred Stock of Monmouth Real Estate Investment Corporation. (incorporated by reference to Exhibit 4.1 to the Form 8-A12B filed by the Registrant with the Securities and Exchange Commission on December 1, 2006).

4.3	Form of certificate for the Series B Preferred Stock (incorporated by reference to Exhibit 4.3 filed with the Registrant’s Amendment No. 1 to the Registration Statement on Form S-11 (Registration No. 333-181172) on May 29, 2012).